UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

IHEARTCOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2017, Clear Channel Outdoor Holdings, Inc. (“CCOH”), an indirect subsidiary of iHeartCommunications, Inc. (the “Company”), and iHeartMedia, Inc. (“IHM”), an indirect parent of the Company, entered into a Binding Option and Letter of Intent (the “Letter of Intent”), related to the potential sale of certain intellectual property owned by IHM or its affiliates to CCOH.

The Letter of Intent grants CCOH a binding option (the “Option”) to purchase the registered trademarks and domain names owned by IHM and its subsidiaries that incorporate one or more of the words “Clear” and/or “Channel,” and any translations or derivations of any of the foregoing, together with any goodwill associated therewith (the “CCOH IP” and such purchase, the “CCOH IP Purchase”).

The Option is exercisable in CCOH’s sole and absolute discretion at any time between the first and second anniversaries of the payment of the dividend described in Item 8.01 below. The exercise price of the Option will be a purchase price equal to the fair market value of the CCOH IP, as determined by an independent appraisal or investment banking firm or consultant mutually agreed and selected by IHM and CCOH. Notwithstanding the foregoing, the Letter of Intent provides that CCOH will pay the royalty fee due to IHM Identity, Inc. in respect of the year ended December 31, 2017 pursuant to the Amended and Restated License Agreement, dated November 10, 2005, by and between IHM Identity, Inc. and Outdoor Management Services, Inc., a copy of which was filed as Exhibit 10.17 to CCOH’s Form 10-K for the year ended December 31, 2014. From the date of the Letter of Intent until the closing of the CCOH IP Purchase, IHM has agreed to certain covenants related to the CCOH IP, including using commercially reasonable efforts to preserve the CCOH IP.

Item 8.01.	Other Events.

On February 9, 2017, the Board of Directors of CCOH declared a special cash dividend payable on February 23, 2017 to Class A and Class B stockholders of record at the closing of business on February 20, 2017, in an aggregate amount equal to $282.5 million. The Company, an indirect parent of CCOH, will be entitled to receive approximately 89.9%, or approximately $254.0 million, of the proceeds of the dividend through its wholly-owned subsidiaries. The remaining approximately 10.1% of the proceeds of the dividend, or approximately $28.5 million, will be paid to the public stockholders of CCOH.

The dividend will be funded using cash on hand, including proceeds of the sale of CCOH’s joint venture interest in the Australia outdoor business, which occurred on October 24, 2016, and the proceeds of the sale of non-strategic U.S. outdoor markets in Columbus, Ohio, and Indianapolis, Indiana, which occurred on February 12, 2016 and January 9, 2017, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTCOMMUNICATIONS, INC.

Date: February 10, 2017	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary